UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 2, 2006

                             INDEX OIL AND GAS INC.
             (Exact name of registrant as specified in its charter)



           Nevada                 000-51430                    20-0815369
-----------------------------    ----------------       ----------------------
(State or Other Jurisdiction     (Commission File          (I.R.S. Employer
       of Incorporation)               Number)          Identification Number)

                         10000 Memorial Drive, Suite 440
                              Houston, Texas 77024
                    (Address of principal executive offices)

       (Registrant's telephone number, including area code) (713) 683-0800
                                                            --------------

                                Thai One On, Inc.
          (Former name or former address, if changed since last report)

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     Index Oil & Gas, Inc. ("Index") announced on Tuesday, May 2, 2006, that it has entered into a Seismic Reprocessing and Exploration Agreement (the "Agreement") with ADC Petroleum, L.P. ("ADC"). The Agreement enables Index to participate in the reprocessing of an area of up to 226 square miles of existing 3D land seismic data already available to ADC as a result of its participation in an agreement signed between ADC and two of its other industry partners (the "ADC Agreement"). This seismic data covers prospective areas in the Gulf Coast U.S., throughout Texas, Louisiana and Mississippi. The ADC Agreement sets forth the rights of the parties in their joint participation of generating drilling prospects from such reprocessed data and allows the parties to jointly exploit the prospects generated.


     Under the terms of the ADC Agreement, the Agreement provides for Index's participation in two phases. Index has the right to inform ADC of its election to participate in a particular project no later then the date of (i) 5 days before the meeting date of the Operations Committee composed of the parties to the ADC Agreement (the "Committee") at which the Committee reviews the summary report for a particular project, or (ii) the date which is 15 days after ADC informs Index of the Committee's decision to designate a project as final for participation purposes.


     Phase 1 of the Agreement enables Index to participate in the reprocessing of 105 square miles of existing data in conjunction with the aforementioned experienced industry partners already working with ADC. In addition, the Agreement gives Index the right (but not the obligation) to participate in any prospects generated from this reprocessing, up to an 18% working interest ("WI"). If Index elects to participate in a project to an extent less than an undivided 18% WI, the portion not taken up by Index shall revert to ADC which will then be free either to dispose of or participate in such WI for its own account. In return for the foregoing, Index agrees to bear its Phase I share of all costs incurred with respect to prospects generated during Phase I and with respect to which Index agrees to participate in the exploration and exploitation. In addition, with respect to all prospects in which Index elects to participate, Index shall bear on behalf of ADC a portion of ADC's costs resulting from ADC's participation in the exploration and exploitation of the same prospect ("ADC Share"). Such costs shall include lease acquisition costs, drilling and completion costs and the cost of any production facilities.


     Pursuant to Phase 2 of the Agreement, within 90 days of the date of the Agreement Index has the option (but not the obligation) to participate in further 121 square miles of reprocessing on the same basis as Phase 1 and to take up to a 12.5% working interest in any prospects generated. If Index elects to participate in a Prospect to an extent less than an undivided 12.5% WI, the portion not taken up by Index shall revert to ADC which will then be free either to dispose of or participate in such WI for its own account. In return for the foregoing, Index shall bear its Phase II Interest share of all costs incurred with respect to Prospects generated during Phase II and with respect to which Index agrees to participate in the exploration and exploitation. In addition, with respect to all prospects of Phase II in which Index elects to participate, Index shall bear on behalf of ADC a portion of ADC's Share. Such costs shall include lease acquisition costs, drilling and completion costs and the cost of any production facilities.

Item 9.01 Financial Statements and Exhibits


(a) Financial statements of businesses acquired.

       Not applicable.

(b) Pro forma financial information.
       Not applicable.

(c) Shell company transactions.

       Not applicable.

(d) Exhibits



Exhibit
Number                        Description
--------- ----------------------------------------------------------------------
 99.1 Copy of the press release issued by the Company on May 2, 2006. (Filed herewith).



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Index Oil & Gas Inc.



 Dated: May 8, 2006
                              By: /s/Lyndon West
                              -------------------
                              Name:  Lyndon West
                              Title: Chief Executive Officer